                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 6 to the Registration Statement (Form S-4 No. 333-12319) and related Prospectus of Service Experts, Inc. related to $50,000,000 aggregate amount of shares of its $.01 par value common stock, warrants to purchase its common stock ("Common Stock Warrants") and the shares of its common stock issued thereunder upon the exercise of such Common Stock Warrants or debt securities ("Debt Securities"), and the shares of common stock issued thereunder upon the conversion thereof and to the incorporation by reference therein of our report dated February 12, 1997, with respect to the consolidated financial statements of Service Experts, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP


Nashville, Tennessee
August 26, 1997